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Letter from the CEO

May 2, 2019
Dear Shareholders,

I would like to take this opportunity to introduce myself now that I have been appointed as Chief Executive Officer of CRH Medical Corporation. From my life's work, I bring to this role a genuine empathy for clinical professionals and a strong focus on business development, customer service, and accountability, allowing me to fully represent the various stakeholders in our company. Specifically, I am a former anesthesiologist and then a co-founder and leader of Anesthetix Management, a national provider of comprehensive anesthesiology and pain management solutions to hospitals and surgery centers; as well, I have led or developed several other healthcare companies, including a full-service healthcare staffing firm and an anesthesia revenue cycle management company.
I am humbled to lead the highly skilled and motivated team at CRH. Thanks to their dedication and zeal, we enjoy a well-earned reputation in our industry for high-quality customer care and reliability, and we are eager to leverage that reputation now for the enormous opportunity ahead of us, to deliver maximum value to our customers and shareholders alike.
We have a cherished and unique relationship with our gastroenterology community and we will continue to strive every day to innovate to be ever better and more valuable partners to them. I share the Board's and Management’s commitment to continuous improvement in all aspects of our business. We will continue to invest in our people, knowing that personal accountability and integrity are the anchors of our culture, and we will continue to manage our capital and finances in the best interest of our shareholders.  Best of all, CRH will be even more so the trustworthy and sought-after partner our customers and patients have always relied on for our unique products and services.
As a physician myself and as a veteran executive of the healthcare services industry, I have long been aware of and admired CRH’s unique position in the marketplace.  As a supplier of critical and valuable services to gastroenterologists and their patients, CRH is well-positioned to rapidly grow its footprint in its core services, expand its offerings, and be an even more useful partner to its customers.
I invite you to explore our website to learn more about CRH’s valuable covenants with our gastroenterology customers, and the talented people that make it all happen.
In closing, I appreciate the trust of the Board of Directors and most importantly the Shareholders.  I am excited to take the helm at this important point in the company’s development and look forward to working with the top-flight team in place and exploring the opportunities in front of us.

Best regards,

/s/ Tushar Ramani
Tushar Ramani
Chief Executive Officer
CRH Medical Corporation